EXHIBIT 10.2
EXECUTION COPY
EXHIBIT A

NON-QUALIFIED STOCK OPTION AGREEMENT

AGREEMENT made as of June 29, 2010, by and between Frederick’s of Hollywood Group Inc., a New York corporation (the “Company”), and Thomas J. Lynch (the “Employee”).

WHEREAS, effective on June 29, 2010 (the “Grant Date”), pursuant to the terms and conditions of the Company’s 2010 Long Term Incentive Equity Plan (the “Plan”), the Board of Directors and the Compensation Committee of the Board of Directors of the Company (the “Committee”) authorized the grant to the Employee of an option (the “Option”) to purchase an aggregate of 600,000 shares of the authorized but unissued Common Stock of the Company, $.01 par value (the “Common Stock”), conditioned upon the Employee’s acceptance thereof upon the terms and conditions set forth in this Agreement and subject to the terms of the Plan; and

WHEREAS, the Employee desires to acquire the Option on the terms and conditions set forth in this Agreement.

IT IS AGREED:

1.           Grant of Stock Option.  The Company hereby grants the Employee the Option to purchase all or any part of an aggregate of 600,000 shares of Common Stock (the “Option Shares”) on the terms and conditions set forth herein and subject to the provisions of the Plan.  The grant of the Option is subject to and conditioned upon approval by the Company’s shareholders of the Plan (“Shareholder Approval”).  If Shareholder Approval is not obtained, this Option shall be deemed null and void.

2.           Non-qualified Stock Option.  The Option represented hereby is not intended to be an Option which qualifies as an “Incentive Stock Option” under Section 422 of the Internal Revenue Code of 1986, as amended.

3.           Exercise Price.  The exercise price of the Option shall be $0.78 per share, subject to adjustment as hereinafter provided.

4.           Vesting and Exercisability.  Subject to the terms and conditions of the Plan, and provided that the Employee has remained continuously employed by the Company as of each vesting date except as otherwise provided herein, this Option shall vest and become exercisable in three (3) annual installments as follows: (i) 150,000 Option Shares on January 2, 2012, (ii) 200,000 Option Shares on January 2, 2013 and (iii) 250,000 Option Shares on January 2, 2014.  After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on the day immediately preceding the tenth anniversary of the Grant Date (the “Exercise Period”).

5.           Effect of Termination of Employment.

5.1           Termination Due to Death.  If Employee’s employment by the Company terminates by reason of death, the portion of the Option, if any, that was exercisable as of the date of death may thereafter be exercised by the Employee’s designated beneficiary (or, if no beneficiary is designated, by the legal representative of the estate or by the legatee of the Employee under the will of the Employee) for a period of one (1) year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.  The portion of the Option, if any, which was not exercisable as of the date of death shall immediately expire upon death.

5.2           Termination Due to Disability.  If Employee’s employment by the Company terminates by reason of “Disability” (as such term is defined in the Employment Agreement, dated as of June 29, 2010, between the Company and Employee, or any successor agreement (“Employment Agreement”)), the portion of the Option, if any, that was exercisable as of the date of termination of employment may thereafter be exercised by Employee for a period of one (1) year from the date of termination of employment or until the expiration of the Exercise Period, whichever period is shorter.  The portion of the Option, if any, which was not exercisable as of the date of such termination of employment shall immediately expire on the date of such termination of employment.

5.3           Termination for Cause.  If Employee’s employment by the Company is terminated for “Cause” (as such term is defined in the Employment Agreement), (i) this Option, whether or not exercisable, shall immediately expire and (ii) the Company may require the Employee to pay to the Company the economic value of any Option Shares purchased hereunder by the Employee within the six (6) month period prior to the date of such termination of employment.  For this purpose, the term “economic value” means the difference between the Fair Market Value of the Option Shares on the date of such termination of employment (or the sales price of such shares if the Option Shares were sold during such six (6) month period) and the Exercise Price of such shares.  In such event, the Employee hereby agrees to remit to the Company, in cash, by no later than thirty (30) days after the date of termination or the date established under the Employment Agreement for curing any conduct amounting to Cause has expired, whichever is later, an amount equal to the economic value as defined above.

5.4           Termination by the Company Without Cause or by Employee for Good Reason.  If Employee’s employment is terminated by the Company without “Cause” (as such term is defined in the Employment Agreement) or by Employee for “Good Reason” (as such term is defined in the Employment Agreement), then the portion of the Option which is exercisable on the date of termination of employment and any additional portion of the Option which would have otherwise vested on or prior to January 2, 2014 if employment had continued through that date shall continue to vest as scheduled and shall continue to be exercisable thereafter, absent the death of Employee (in which case the Option shall be exercisable by the Employee’s personal representative or heirs, as the case may be, within one year after the date of death of the Employee), until the expiration of the Exercise Period.

5.5           Other Termination.  If Employee’s employment is terminated for any reason other than (i) death, (ii) Disability, (iii) for Cause, (iv) without Cause by the Company or (v) by the Employee for Good Reason (a) prior to January 2, 2014, then the portion of the Option, if any, that was exercisable as of the date of termination of employment may thereafter be exercised by the Employee for a period of ninety (90) days from the date of termination of employment, and any remaining unvested portion of the Option shall expire on the date of termination or (b) on or after January 2, 2014, then the portion of the Option that was exercisable as of the date of termination of employment may thereafter be exercised by the Employee until the expiration of the Exercise Period, and any remaining unvested portion of the Option shall expire on the date of termination.

6.           Withholding Tax.  Not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Option, the Employee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount (“Withholding Tax”).  The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any Withholding Taxes from any payment of any kind otherwise due to the Employee from the Company.

7.           Adjustments.

7.1           In the event of a stock split, stock dividend, combination of shares, or any other similar change in the Common Stock of the Company as a whole, the Board of Directors of the Company shall make equitable, proportionate adjustments in the number and kind of shares covered by the Option and in the option price hereunder.

7.2           In the event of any reclassification or reorganization of the outstanding shares of Common Stock other than a change covered by Section 7.1 or that solely affects the par value of such shares of Common Stock, or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Common Stock), the Employee shall have the right thereafter (until the expiration of the right of exercise of this Option) to receive upon the exercise hereof after such event, for the same aggregate Exercise Price payable hereunder immediately prior to such reclassification, reorganization, merger or consolidation, the amount and kind of consideration receivable by a holder of the number of shares of Common Stock of the Company obtainable upon exercise of this Option immediately prior to such event.  The provisions of this Section 7.2 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

8.           Method of Exercise.

8.1           Notice to the Company.  The Option shall be exercised in whole or in part by written notice in substantially the form attached hereto as Exhibit A directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice and of the Withholding Taxes, if any.

8.2           Delivery of Option Shares.  The Company shall deliver a certificate for the Option Shares to the Employee as soon as practicable after payment therefor.

8.3           Payment of Purchase Price.  The Employee shall make cash payments by certified or bank check, in each case payable to the order of the Company; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof and of the Withholding Taxes, if any.

9.           Nonassignability.  The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Employee.  No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

10.          Company Representations.  The Company hereby represents and warrants to the Employee that:

(i)           the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

(ii)           the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

11.          Employee Representations.  The Employee hereby represents and warrants to the Company that:

(i)           he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

(ii)           he has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

(iii)           he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the “1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(iv)           he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(v)           he is aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

(vi)           in the absence of an effective registration statement under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legend:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933.  The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

12.           Restriction on Transfer of Option Shares.  Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by the Employee without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company’s legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

13.          Miscellaneous.

13.1           Notices.  All notices, requests, deliveries, payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other.  Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

13.2           Plan Paramount; Conflicts with Plan.  This Agreement and the Option shall, in all respects, be subject to the terms and conditions of the Plan, whether or not stated herein.  In the event of a conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall in all respects be controlling.

13.3           Shareholder Rights.  The Employee shall not have any of the rights of a shareholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

13.4           Waiver.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

13.5           Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.  This Agreement may not be amended except by writing executed by the Employee and the Company.

13.6           Binding Effect; Successors.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns and representatives.  Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

13.7           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law provisions.

13.8           Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

13.9           Section 409A.  The Option granted hereunder is intended to be exempt from the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A ”).  To the extent that the Options or any payments or benefits provided hereunder are considered deferred compensation subject to Section 409A, the Company intends for this Agreement and the Option to comply with the standards for nonqualified deferred compensation established by Section 409A (the “409A Standards”).  Notwithstanding anything herein to the contrary, to the extent that any terms of this Agreement or the Option would subject the Employee to gross income inclusion, interest or an additional tax pursuant to Section 409A, those terms are to that extent superseded by the 409A Standards.  The Company reserves the right to amend the Option granted hereunder to cause such Option to comply with or be exempt from Section 409A.

IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

EMPLOYEE:	FREDERICK’S OF HOLLYWOOD GROUP INC.

/s/ Thomas J. Lynch	By:	/s/ Linda LoRe
Name: Thomas J. Lynch	Name:	Linda LoRe
	Title	President
Address:

 EXHIBIT A

FORM OF NOTICE OF EXERCISE OF OPTION

____________________
  DATE

Frederick’s of Hollywood Group Inc.
1115 Broadway
11th Floor
New York, New York  10010

Attention:  The Board of Directors

Re:           Purchase of Option Shares

Gentlemen:

In accordance with my Stock Option Agreement dated as of June 29, 2010 (“Agreement”) with Frederick’s of Hollywood Group Inc. (the “Company”), I hereby irrevocably elect to exercise the right to purchase _________ shares of the Company’s common stock, par value $.01 per share (“Common Stock”), which are being purchased for investment and not for resale.

As payment for my shares, enclosed is a certified or bank check payable to Frederick’s of Hollywood Group Inc. in the sum of $________.

I hereby represent, warrant to, and agree with, the Company that

(i)            I acquired the Option and shall acquire the Option Shares for my own account and not with a view towards the distribution thereof;

(ii)            I have received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

(iii)           I understand that I must bear the economic risk of the investment in the Option Shares, which cannot be sold by me unless they are registered under the Securities Act of 1933 (the “1933 Act”) or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

(iv)           I have had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;

(v)           I am aware that the Company shall place stop transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein;

(vi)           my rights with respect to the Option Shares shall, in all respects, be subject to the terms and conditions of this Company’s 2010 Long Term Incentive Equity Plan and this Agreement; and

(vii)          in the absence of an effective registration statement under the 1933 Act, the certificates evidencing the Option Shares shall bear the following legend:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933.  The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act.”

Kindly forward to me my certificate at your earliest convenience.

Very truly yours,

(Signature)	(Address)

(Print Name)	(Address)

(Social Security Number)